Exhibit 99.1

Mobileye Names Moran Shemesh Rojansky Chief Financial Officer

JERUSALEM. September 11, 2023—Mobileye Global Inc. (Nasdaq: MBLY) (“Mobileye” or the “Company”) today announced that Moran Shemesh Rojansky has been appointed as the company’s Chief Financial Officer (CFO), effective September 11, 2023. Ms. Shemesh Rojansky has over 18 years of financial experience, including most recently as acting Chief Financial Officer of Mobileye.

“We’ve always had a great deal of confidence in Moran. Over the last several months, it’s become quite clear that her skills, experience, company-specific knowledge, and ability to manage a high-performing team makes her the best fit for the CFO position at Mobileye,” said Professor Amnon Shashua, President and CEO of Mobileye.

Ms. Shemesh Rojansky will report to Prof. Shashua and oversee Mobileye’s global finance organization, including planning and budgeting, accounting and reporting and tax.

“I’m very proud and excited to accept this position,” said Moran Shemesh Rojansky, Chief Financial Officer of Mobileye. “Mobileye is a dynamic company that has an opportunity to transform the mobility industry and continue to enhance the safety of the world’s roads. I look forward to continuing to work with Amnon and the rest of the leadership team to fulfill our strategic vision.”

Ms. Shemesh Rojansky, 43, has served in various positions with Mobileye since 2016, most recently as acting Chief Financial Officer and previously as Vice President of Finance, Director of Finance and Corporate Controller. Prior to joining Mobileye, Ms. Shemesh Rojansky served in financial reporting roles at Tnuva Ltd, including head of consolidation and reporting, for three years from 2013 to 2016 and in several roles prior to that in the accounting consulting services and advisory group at PwC, including senior manager.

As previously announced, Anat Heller, Mobileye’s former Chief Financial Officer, stepped down as Chief Financial Officer effective as of June 26, 2023 for personal reasons. Ms. Heller continues to serve as a strategic advisor to Mobileye’s Finance department and to senior management.

Prof. Shashua added: “On behalf of the Mobileye team, I want to thank Anat again for her outstanding leadership, dedication and contributions to Mobileye over the past several years.  We wish her the best and are grateful that she remains with us as an advisor.”

About Mobileye Global Inc.

Mobileye (Nasdaq: MBLY) is a leader of the mobility revolution with its autonomous driving and driver-assistance technologies, harnessing world-renowned expertise in computer vision, artificial intelligence, mapping, and data analysis. Since its founding in 1999, Mobileye has pioneered such groundbreaking technologies as REM™ crowdsourced mapping, True Redundancy™ sensing, and Responsibility Sensitive Safety (RSS). These technologies are driving the ADAS and AV fields towards the future of mobility – enabling self-driving vehicles and mobility solutions, powering industry-leading advanced driver-assistance systems and delivering valuable intelligence to optimize mobility infrastructure. To date, more than 150 million vehicles worldwide have been built with Mobileye technology inside. In 2022 Mobileye listed as an independent company separate from Intel (Nasdaq: INTC), which retains majority ownership.

“Mobileye,” the Mobileye logo and Mobileye product names are registered trademarks of Mobileye Global. All other marks are the property of their respective owners.

Forward-Looking Statements

This press release contains forward-looking statements. Statements in this release that are not statements of historical fact are forward-looking statements and should be evaluated as such. These statements often include words such as “anticipate,” “expect,” “suggests,” “plan,” “believe,” “intend,” “estimates,” “targets,” “projects,” “should,” “could,” “would,” “may,” “will,” “forecast,” or the negative of these terms, and other similar expressions, although not all forward-looking statements contain these words. We base these forward-looking statements or projections on our current expectations, plans and assumptions that we have made in light of our experience in the industry, as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances and at such time. You should understand that these statements are not guarantees of performance or results. The forward-looking statements are subject to and involve risks, uncertainties and assumptions and you should not place undue reliance on these forward-looking statements. Although we believe that these forward-looking statements are based on reasonable assumptions at the time they are made, you should be aware that many factors could affect our actual financial results or results of operations and could cause actual results to differ materially from those expressed in the forward-looking statements. Detailed information regarding these and other factors that could affect Mobileye’s business and results is included in Mobileye’s SEC filings, including the company’s Annual Report on Form 10-K for fiscal year 2022 and its Quarterly Reports on Form 10-Q, particularly in the sections entitled “Risk Factors.” Copies of these filings may be obtained by visiting our Investor Relations website at ir.mobileye.com or the SEC’s website at www.sec.gov.

Dan Galves
Investor Relations
investors@mobileye.com

Source: Mobileye Global Inc.

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